Exhibit 21.1
SUBSIDIARIES OF
SLM CORPORATION

Jurisdiction of
Name	Incorporation
Bluemont Funding LLC	Delaware
Bull Run 1 LLC	Delaware
Cavalier Funding LLC,	Delaware
Cavalier Funding l LLC	Delaware
Churchill Funding LLC	Delaware
HICA Holding, Inc.	South Dakota
HICA Education Loan Corporation	South Dakota
Mustang Funding I, LLC	Delaware
Mustang Funding II, LLC	Delaware
Nellie Mae Corporation	Delaware
Phoenix Fundings LLC	Delaware
Sallie Mae Bank	Utah
Sallie Mae — Canada Financial Corporation	Canada
Sallie Mae Education Trust	Delaware
Sallie Mae UK Holding Corporation	Delaware
Sallie Mae UK Loan Corporation	Delaware
Secondary Market Company, LLC	Delaware
Secondary Market Services, LLC	Delaware
SLFR, LLC	Delaware
SLM Education Credit Finance Corporation	Delaware
SLM Education Credit Funding LLC	Delaware
SLM Funding LLC	Delaware
SLM Investment Corporation	Delaware
SLM Originations Corporation	Delaware
Southwest Student Services Corporation	Delaware
Southwest Student Services Finance Corporation	Delaware
SSSC I LLC	Delaware
SSSC II LLC	Delaware
SSSC IV LLC	Delaware
SSSC Partners, LLC	Delaware
Student Loan Finance Association, Inc.	Idaho
Student Loan Finance Association — Washington, Inc.	Washington
Student Loan Funding LLC	Delaware
Student Loan Funding Holdings LLC	Delaware
Student Loan Funding Resources LLC	Ohio
Town Hall Funding LLC	Delaware
Town Center Funding LLC	Delaware
VG Funding, LLC	Delaware
VK Funding LLC	Delaware

Jurisdiction of
Name	Incorporation
VL Funding LLC	Delaware
Washington Resources LLC	Washington

*	Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of SLM Corporation are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.